Exhibit 99.1
Western Gas Partners Announces
First-Quarter 2010 Results
     HOUSTON, May 5, 2010 — Western Gas Partners, LP (NYSE: WES) today announced first-quarter 2010 financial and operating results. Net income available to limited partners for the first quarter of 2010 totaled $23.6 million, or $0.37 per limited partner unit (diluted). The Partnership’s first-quarter Adjusted EBITDA(1) was $36.5 million and distributable cash flow(1) was $33.3 million, resulting in a coverage ratio of 1.51 times for the period.
     Total throughput attributable to Western Gas Partners, LP for the first quarter of 2010 averaged 1,375 MMcf/d, 5 percent below the prior quarter and approximately 8 percent below the first quarter of 2009. These results include the net throughput attributable to the Granger assets for all periods of comparison. The lower sequential throughput was attributable to higher fourth-quarter Granger volumes from short-term, interruptible contracts. Excluding the Granger assets, throughput attributable to Western Gas Partners, LP was 2 percent below the prior quarter.
     Capital expenditures attributable to Western Gas Partners, LP totaled approximately $4.7 million during the first quarter of 2010. Of this amount, maintenance capital expenditures were approximately $3.9 million, or 11 percent of Adjusted EBITDA.
     “Our portfolio delivered another strong quarter of operating results,” said Western Gas Partners’ President and Chief Executive Officer Don Sinclair. “In addition to our Granger acquisition, our results also reflect an income stream that is largely fee-based or fixed-priced and an asset base that is improving its capital efficiency and growing in areas where our largest customer is well-positioned.”
     The Partnership previously declared a quarterly distribution of $0.34 per unit for the first quarter of 2010, payable on May 14, 2010 to unitholders of record at the close of business on Apr. 30, 2010, representing a 3.0-percent increase over the prior quarter and a 13.3 percent increase over the first-quarter 2009 distribution of $0.30 per unit. The first quarter coverage ratio of 1.51 times is based on the quarterly distribution of $0.34 per unit.

[1]	Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures.

CONFERENCE CALL TOMORROW AT 9 A.M. CST
     The Partnership will host a conference call on May 6, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss first-quarter results. The dial-in number for the call is 888.680.0860 and the participant code is 56283080. Please call in 10 minutes prior to the scheduled start time. For complete instructions on how to participate in the conference call, or to access the live audio webcast and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.
Western Gas Partners, LP is a growth-oriented Delaware limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East and West Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.
This news release contains forward-looking statements. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.
# # #
Western Gas Partners, LP Contact
Chris Campbell, CFA, chris.campbell@westerngas.com, 832.636.6012

Reconciliation of GAAP to Non-GAAP Measures
Below are reconciliations of Distributable Cash Flow (non-GAAP) and Adjusted EBITDA (non-GAAP) to Net Income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable Cash Flow and Adjusted EBITDA are widely accepted financial indicators of a company’s financial performance compared to other publicly traded partnerships and are useful in assessing our ability to incur and service debt, fund capital expenditures and make distributions. Distributable Cash Flow and Adjusted EBITDA, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable Cash Flow and Adjusted EBITDA should be considered in conjunction with net income and other performance measures, such as operating income or cash flow from operating activities.
Distributable Cash Flow
The Partnership defines Distributable Cash Flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense, maintenance capital expenditures and income taxes.

	Quarter Ended March 31,
	2010	2009 (1)
	(in thousands)
Reconciliation of Net Income attributable to Western Gas Partners, LP to Distributable Cash Flow
Net income attributable to Western Gas Partners, LP	$22,914	$20,586
Add:
Distributions from equity investee	1,111	1,111
Non-cash share-based compensation expense	567	846
Income tax expense	957	266
Depreciation and amortization(2)	12,983	11,711
Less:
Equity income	1,340	1,550
Cash paid for maintenance capital expenditures(2)	3,891	5,732
Interest income, net (non-cash settled)	—	237
Other income, net(2)	19	6

Distributable cash flow	$33,282	$26,995

(1)	Financial information for 2009 has been revised to include results attributable to the Granger assets.

(2)	Includes the Partnership’s 51% share of depreciation and amortization, cash paid for maintenance capital expenditures and other income, net attributable to Chipeta Processing LLC.

Reconciliation of GAAP to Non-GAAP Measures, continued
Adjusted EBITDA attributable to Western Gas Partners, LP
The Partnership defines Adjusted EBITDA as Net Income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investee, non-cash share-based compensation expense, expenses in excess of the omnibus cap, interest expense, income tax expense and depreciation, amortization and impairment, less income from equity investment, interest income, income tax benefit, other income and other nonrecurring adjustments that are not settled in cash.

	Quarter Ended
	March 31,
	2010	2009(1)
	(in thousands)
Reconciliation of Net Income to Adjusted EBITDA attributable to Western Gas Partners, LP
Net income attributable to Western Gas Partners, LP	$22,914	$20,586
Add:
Distributions from equity investee	1,111	1,111
Non-cash share-based compensation expense	567	846
Interest expense, net	3,528	1,785
Income tax expense	957	266
Depreciation and amortization (2)	12,983	11,711

Less:
Equity income	1,340	1,550
Interest income, net — affiliates	4,225	4,462
Other income, net (2)	19	6

Adjusted EBITDA attributable to Western Gas Partners, LP	$36,476	$30,287

(1)	Financial information for 2009 has been revised to include results attributable to the Granger assets.

(2)	Includes the Partnership’s 51% share of depreciation and amortization and other income, net attributable to Chipeta Processing LLC.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Quarter Ended
	March 31,
	2010	2009 (1)
	(in thousands except
	per-unit amounts)
Revenues
Gathering, processing and transportation of natural gas	$43,359	$43,334
Natural gas, natural gas liquids and condensate sales	48,852	43,632
Equity income and other	2,108	2,194

Total revenues	$94,319	$89,160

Operating expenses
Cost of product	$32,578	$33,645
Operation and maintenance	15,167	14,086
General and administrative	5,074	6,285
Property and other taxes	2,769	2,821
Depreciation and amortization	13,683	12,016

Total operating expenses	$69,271	$68,853

Operating income	$25,048	$20,307

Interest income, net	697	2,677
Other income, net	20	7

Income before income taxes	$25,765	$22,991

Income tax expense	957	266

Net income	$24,808	$22,725

Net income attributable to noncontrolling interests	1,894	2,139

Net income attributable to Western Gas Partners, LP	$22,914	$20,586

Limited partner interest in net income:

Net income attributable to Western Gas Partners, LP	$22,914	$20,586
Pre-acquisition (income) loss attributable to Parent	1,218	(3,628)
General partner interest in net income	(483)	(339)

Limited partner interest in net income	$23,649	$16,619

Net income per common unit — basic and diluted	$0.37	$0.30
Net income per subordinated unit — basic and diluted	$0.37	$0.30

(1)	Financial information for 2009 has been revised to include results attributable to the Granger assets.

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2010	2009
	(in thousands, including number of units)
Current assets	$69,813	$80,264
Note receivable — Anadarko	260,000	260,000
Net property, plant and equipment	984,725	993,377
Other assets	54,123	54,282

Total assets	$1,368,661	$1,387,923

Current liabilities	$26,879	$26,256
Long-term debt	385,000	175,000
Other long-term liabilities	15,772	107,968

Total liabilities	$427,651	$309,224

Common unit partner capital (36,996 and 36,375 units issued and outstanding at March 31, 2010 and December 31, 2009, respectively)	$556,627	$497,230
Subordinated unit partner capital (26,536 units issued and outstanding at March 31, 2010 and December 31, 2009)	277,723	276,571
General partner capital (1,297 and 1,284 units issued and outstanding at March 31, 2010 and December 31, 2009, respectively)	14,960	13,726
Parent net investment	—	200,250
Noncontrolling interests	91,700	90,922

Total liabilities, equity and partners’ capital	$1,368,661	$1,387,923

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended March 31,
	2010	2009 (1)
	(in thousands)
Cash flows from operating activities
Net income	$24,808	$22,725
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	13,683	12,016
Change in other items, net	4,420	(15,164)

Net cash provided by operating activities	$42,911	$19,577

Cash flows from investing activities
Granger acquisition	$(241,680)	$—
Capital expenditures	(5,297)	(24,110)

Net cash used in investing activities	$(246,977)	$(24,110)

Cash flows from financing activities
Borrowings under revolving credit facility, net of issuance costs	$209,987	$—
Contributions from noncontrolling interest owners and Parent	1,985	22,327
Distributions to unitholders	(21,393)	(17,029)
Distributions to noncontrolling interest owners	(2,806)	—
Net pre-acquisition contributions from (distributions to) Parent	1,532	(2,729)

Net cash provided by financing activities	$189,305	$2,569

Net decrease in cash and cash equivalents	$(14,761)	$(1,964)

Cash and cash equivalents at beginning of period	69,984	36,074

Cash and cash equivalents at end of period	$55,223	$34,110

(1)	Financial information for 2009 has been revised to include results attributable to the Granger assets.

Western Gas Partners, LP
OPERATING STATISTICS
(Unaudited)

	Quarter Ended
	March 31,
	2010	2009(1)
Throughput (MMcf/d)
Gathering and transportation	809	912
Processing(2)	636	634
Equity investment(3)	120	123

Total throughput	1,565	1,669

Throughput attributable to noncontrolling interest owners	190	175

Total throughput attributable to Western Gas Partners, LP	1,375	1,494

Gross margin per Mcf attributable to Western Gas Partners, LP(4)	$0.47	$0.39

(1)	Information for 2009 has been revised to include amounts attributable to the Granger assets.

(2)	Includes 100% of Chipeta system volumes and 50% of Newcastle system volumes.

(3)	Represents the Partnership’s proportionate share of volumes attributable to its 14.81% interest in Fort Union.

(4)	Average for period. Calculated as gross margin (total revenues less cost of product), excluding the noncontrolling interest owners’ proportionate share of Chipeta’s revenues and cost of product, divided by total throughput attributable to Western Gas Partners, LP.